UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HEALTHCARE TRUST, INC.

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405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 9, 2016

April 29, 2016

To the Stockholders of Healthcare Trust, Inc.:

I am pleased to invite our stockholders to the 2016 Annual Meeting of Stockholders (“Annual Meeting”) of Healthcare Trust, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on June 9, 2016 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 9:00 a.m. (local time). At the Annual Meeting, you will be asked to consider and vote upon (i) the election of five members of the Board of Directors, (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016 and (iii) such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on April 26, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com/HTI. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Internet Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the notice. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have submitted your proxy.

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Katie P. Kurtz

Katie P. Kurtz
Chief Financial Officer, Treasurer and Secretary

HEALTHCARE TRUST, INC.

i

405 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT

The proxy card, together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2015 (our “2015 10-K”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Healthcare Trust, Inc., a Maryland corporation (the “Company”), for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our,” “our company,” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This Proxy Statement, the proxy card, Notice of Annual Meeting and our 2015 10-K have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders commenced on or about April 29, 2016.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting To Be Held on June 9, 2016

This Proxy Statement, the Notice of Annual Meeting and our 2015 Annual Report are available at: www.proxyvote.com/HTI.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on June 9, 2016, commencing at 9:00 a.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five directors for a term of one year, until our 2017 annual meeting of stockholders and their successors are duly elected and qualify;
2.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our 2015 10-K available to our stockholders electronically via the Internet. On or about April 29, 2016, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our 2015 10-K online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and our 2015 10-K. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our common stock, par value $0.01 per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting, is the close of business on April 26, 2016. As of the record date, 87,204,148 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock entitles the holder to one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting, including directions to the Annual Meeting, can be obtained by calling our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 928-4496. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.proxyvote.com/HTI at any time prior to 11:59 p.m. Eastern Time on June 8, 2016, and follow the instructions provided on the proxy card; or
•	by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on June 8, 2016, and follow the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you authorized by mail or by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” (i) the election of five director nominees named in this Proxy Statement for a term of one year, until our 2017 annual meeting of stockholders and until their successors are duly elected and qualify, and (ii) the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy card but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes cast against each director. The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all the votes cast on the proposal. For purposes of ratification of the appointment of KPMG as the Company’s independent registered public accounting firm, abstentions and broker non-votes will count toward the presence of a quorum but will have no effect on the proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

Are stockholders entitled to appraisal rights in connection with any of the proposals?

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $16,000 for proxy solicitation services provided for us, plus reimbursement for certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Votes that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name, address and zip code, and to confirm that the stockholder has received the proxy materials. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (866) 902-0063. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2015 10-K or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (866) 902-0063 or by mailing a request to Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Broadridge, our proxy solicitor, at (855) 928-4496.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2015 10-K or any documents relating to any of our future stockholder meetings, please contact: Healthcare Trust, Inc., 405 Park Avenue — 14th Floor, New York, New York 10022, Attention: Investor Relations, Telephone: (866) 902-0063, E-mail: investorrelations@ar-global.com website: www.healthcaretrustinc.com

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting and included in the proxy materials for next year’s annual meeting, we must receive written notice of the proposal at our executive offices no later than December 30, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Katie P. Kurtz, Chief Financial Officer, Treasurer and Secretary. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2017 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR”: (I) ELECTION OF THE FIVE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY FOR A TERM OF ONE YEAR, UNTIL THE COMPANY’S 2017 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES AND (II) THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2016. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations, including supervising our advisor, Healthcare Trust Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves for a term of one year, until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Charter and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering the number of directors shall never be less than three nor greater than ten. The number of directors on our Board is currently fixed at six. Following the Annual Meeting, our Board intends to reduce board size to five.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term of one year, until our 2017 annual meeting of stockholders and until his or her successor is duly elected and qualifies: William M. Kahane, Randolph C. Read, Elizabeth K. Tuppeny, Edward G. Rendell and Leslie D. Michelson. Each nominee currently serves as a director of the Company. Dr. Robert J. Froehlich, currently an independent director, is not standing for re-election at the Annual Meeting. The Company thanks Dr. Froehlich for his service on the Board.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the five nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the Annual Meeting, provided that a quorum is present.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
William M. Kahane	68	Director
Randolph C. Read	63	Non-Executive Chairman
Elizabeth K. Tuppeny	55	Independent Director; Nominating and Corporate Governance Committee Chair
Edward G. Rendell	72	Independent Director
Leslie D. Michelson	65	Independent Director; Audit Committee Chair

Business Experience of Nominees

William M. Kahane

William M. Kahane has served as a director of the Company since March 2013, including as executive chairman from December 2014 until February 2015. Mr. Kahane has served as a director of American Realty Capital Hospitality Trust, Inc. (“HOST”) since February 2014 and was appointed executive chairman of HOST in December 2014. Mr. Kahane previously served as the chief executive officer and president of HOST from August 2013 to November 2014. Mr. Kahane has served as a director of New York REIT, Inc. (“NYRT”) since its formation in October 2009 and was appointed as executive chairman in December 2014 and served in such position until June 2015. Mr. Kahane also previously served as NYRT’s president and treasurer, and the president and treasurer of the NYRT advisor and the NYRT property manager from its formation in October 2009 until March 2012. Mr. Kahane has served as a director of Global Net Lease, Inc. (“GNL”) since February 2015, including as executive chairman from February 2015 until March 2015. He also previously served an executive officer of GNL, the GNL advisor and the GNL property manager from October 2014 until February 2015. Mr. Kahane has served as chief executive officer and director of AR Capital Acquisition Corp. since August 2014. Mr. Kahane previously served as a director of American Realty Capital — Retail Centers Of America, Inc. (“RCA”) from its formation in July 2010, including as chairman from November 2014, until December 2015. Mr. Kahane also previously served as an executive officer of RCA and the RCA advisor from November 2014, including as chief executive office from December 2014, until December 2015. Mr. Kahane also previously served as an executive officer of RCA and the RCA advisor from their respective formations in July 2010 and May 2010 until March 2012. Mr. Kahane served as the chief executive officer and president of American Realty Capital Daily Net Asset Value Trust, Inc. (“DNAV”), the DNAV advisor and the DNAV property manager and as chairman of the board of directors of DNAV from December 2014 until December 2015. Mr. Kahane also previously served as a director of DNAV from September 2010 until March 2012 and as chief operating officer and secretary of DNAV, the DNAV advisor and the DNAV property manager from November 2014 until December 2014. Mr. Kahane served as a director of American Realty Capital New York City REIT, Inc. (“NYCR”) from its formation in December 2013, including as executive chairman from December 2014, until November 2015. Mr. Kahane served as an executive officer of American Finance Trust, Inc. (“AFIN”), the AFIN advisor and the AFIN property manager from November 2014, including as chief executive officer from December 2014, until May 2015. Mr. Kahane also previously served as executive chairman of the AFIN board of directors from February 2015 until November 2015. Mr. Kahane served as executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“Global II”) from December 2014 until November 2015 and previously served as an executive officer of Global II, the Global II advisor and the Global II property manager from October 2014 until December 2014. Mr. Kahane previously served as a director of Realty Finance Trust, Inc. from November 2014, including as chairman from December 2014, until June 2015. Mr. Kahane served as executive chairman of the board of directors of American Realty Capital Healthcare Trust III, Inc. (“HT III”) from December 2014 until November 2015. Mr. Kahane served as a director of Phillips Edison — ARC Grocery Center REIT II, Inc. (“PECO II”) from August 2013 until January 2015. Mr. Kahane served as a director of Business Development Corporation of America since its formation in May 2010 until December 2015 and as an executive officer from May 2010 until March 2012.

Mr. Kahane served as a director of American Realty Capital Healthcare Trust, Inc. (“HT”) from its formation in August 2010 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of HT, the HT advisor and the HT property manager from their respective formations in August 2010 until March 2012. He also served as a director and executive officer of American Realty Capital Properties, Inc. (now known as VEREIT, Inc., “VEREIT”)) from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of VEREIT’s former manager from November 2010 until March 2012 and served as a director of VEREIT from February 2013 to June 2014. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”), the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of RCS Capital Corporation (“RCAP”) from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. RCAP filed for Chapter 11 bankruptcy in January 2016. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. (“Cole DNAV”) from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. (“CCPT”) from May 2014 until February 2014. Mr. Kahane served as an executive officer of the United Development Funding Income Fund V (“UDF V”) advisor from April 2015 until April 2016, and previously served as a member of the board of trustees of UDF V from October 2014 until November 2015. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in

1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane was a trustee at American Financial Realty Trust (“AFRT”) from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company from 1997 to 2005, where he served as non-executive chairman from 1999 to 2001. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

We believe that Mr. Kahane’s experience as a director or executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our Board of Directors.

Randolph C. Read

Randolph C. Read has served as non-executive chairman of the board of directors of the Company since February 2015. In addition, Mr. Read has served as independent director of Business Development Corporation of America (“BDCA”) since December 2014, including as audit committee chair since February 2016, as an independent director of NYRT since December 2014, including as non-executive chairman of NYRT since June 2015, and as an independent director of Business Development Corporation of America II (“BDCA II”) since December 2014. Mr. Read has been president and chief executive officer of Nevada Strategic Credit Investments, LLC since 2009. Mr. Read has previously served as president of a variety of other companies, including International Capital Markets Group, Inc. Mr. Read serves on two advisory boards and has previously served on a number of public and private company boards. He is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

We believe that Mr. Read’s prior business experience and his leadership qualities make him well qualified to serve as a member of our Board of Directors.

Edward G. Rendell

Governor Edward G. Rendell has served as an independent director of the Company since December 2015. Gov. Rendell has also served as an independent director of RCA since October 2012, and previously served as an independent director of RCA from February 2011 until March 2012. Gov. Rendell has also served as an independent director of GNL since March 2012, of BDCA since January 2011 and of BDCA II since August 2014. Governor Rendell served as an independent director of ARCT III from March 2012 until the close of ARCT III’s merger with VEREIT in February 2013. Gov. Rendell served as an independent director of VEREIT from February 2013 until April 2015. Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, Gov. Rendell served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. Gov. Rendell also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, Gov. Rendell eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. Gov. Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, Gov. Rendell was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, Gov. Rendell was a candidate for the mayor of Philadelphia. From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Sphar. Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.

We believe that Governor Rendell’s experience as a director or executive officer of the companies described above and his over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia, including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of our Board of Directors.

Leslie D. Michelson

Leslie D. Michelson has served as an independent director of our Company since December 2015. In addition, Mr. Michelson has served as an independent director of RCA since November 2015, of HTI since December 2015, of BDCA since January 2011, of Business Development Corporation of America II (“BDCA II”) since August 2014 and an independent trustee of Realty Capital Income Funds Trust (“RCIFT”), a family of mutual funds advised by an affiliate of our Sponsor, since April 2013. Mr. Michelson previously served as an independent director of HT from January 2011 until July 2012 and as lead independent director of HT from July 2012 until January 2015 when HT closed its merger with Ventas, Inc.. Mr. Michelson served as an independent director of ARCT from January 2008, including as lead independent director from July 2012, until the close of its merger with Realty Income Corporation in January 2013. Mr. Michelson also served as an independent director of VEREIT from October 2012 until April 2015. Mr. Michelson also served as an independent director of BDCV from June 2014 until June 2015. Mr. Michelson served as lead independent director of RFT from January 2013 until November 2014. Mr. Michelson served as an independent director of DNAV from August 2011 until February 2012 and as a director of NYRT from October 2009 until August 2011.

Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its Board of Directors from January 2002 until April 2013. Mr. Michelson served on the Board of Directors of Catellus Development Corp. (“Catellus”), from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the Audit Committee of the Board of Directors, of Catellus for 5 years and served at various times as the chairman of the Audit Committee and the Compensation Committee. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately held diagnostic imaging and treatment company from 2007 to 2010. Also since June 2004 and through the present, he has been and is a director and vice chairman of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis, commonly known as Lou Gehrig’s disease. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013 and as a director of Druggability Technologies Holdings Ltd. since April 2013. In addition, he has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2012. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

We believe that Mr. Michelson’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

Elizabeth K. Tuppeny

Elizabeth K. Tuppeny has served as an independent director of the Company since January 2013. Ms. Tuppeny has also served as an independent director of NYCR since March 2014, including as lead independent director since December 2014, and previously served as chair of the audit committee of NYCR from December 2014 until February 2016. Ms. Tuppeny has also served as an independent director of RFT since January 2013. Ms. Tuppeny also served as an independent director of American Realty Capital Trust IV, Inc. (“ARCT IV”) from May 2012 until the close of ARCT IV’s merger with VEREIT in January 2014, after which point Ms. Tuppeny was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner. Ms. Tuppeny has been the chief executive officer and founder of Domus, Inc., a full-service marketing communications agency, since 1993. Domus, Inc.’s largest client is Merck & Co. and Ms. Tuppeny advises Merck & Co. with respect to communications related to their healthcare-related real estate acquisitions. Ms. Tuppeny has 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies. Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games. Prior to founding Domus, Ms. Tuppeny was executive vice president, business development at Earle Palmer Brown from 1992 – 1993. From 1984 – 1993, Ms. Tuppeny worked at Weightman Advertising, where she became senior vice president. From 1982 – 1984, Ms. Tuppeny was an account executive at The Marketing Group. Ms. Tuppeny served on the board of directors and executive committee of the Philadelphia Industrial Development Council, or the PIDC, for three-plus years where she helped to plan and implement real estate transactions that helped to attract jobs to Philadelphia. As a board member of the PIDC, Ms. Tuppeny was responsible for evaluating and approving commercial and residential real estate business development applications for financing and tax abatement for for-profit and non-profit companies. During her tenure on the PIDC, Ms. Tuppeny approved over 500 real estate development applications including the funding for the Wistar Institute’s biotech and cancer research facility, the Thomas Jefferson University Hospital, a 1.2 million square foot distribution center for Teva Pharmaceuticals Industries Ltd., the Hospital of the University of Pennsylvania/Children’s Hospital of Philadelphia expansion and the Philadelphia State Hospital at Byberry. Ms. Tuppeny has served on the boards of directors and advisory committees for the Arthur Ashe Foundation, Avenue of the Arts, Drexel Medical School, Philadelphia Hospitality Cabinet, Pennsylvania Commission for Women, Penn Relays and the Police Athletic League. Ms. Tuppeny was the recipient of the national Stevie Award as the nation’s top woman entrepreneur in 2004 and was named as a “Top Woman in Philadelphia Business” in 1996, one of the “Top 50 Women in Pennsylvania” in 2004 and as the “Businessperson of the Year” in 2003 by the Greater Philadelphia Chamber of Commerce. Ms. Tuppeny has taught at New York University, University of Pennsylvania and Temple University, and received her undergraduate degree from the University of Pennsylvania, Annenberg School of Communications.

We believe that Ms. Tuppeny’s current experience as an independent director of ARCT IV, ARC NYCR and RFT, as chief executive officer and founder of Domus, Inc. and in evaluating healthcare-related real estate business development applications, makes her well qualified to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF WILLIAM M. KAHANE, RANDOLPH C. READ, ELIZABETH K. TUPPENY, EDWARD G. RENDELL AND LESLIE D. MICHELSON AS MEMBERS OF THE BOARD OF DIRECTORS, EACH TO SERVE FOR A TERM OF ONE YEAR, UNTIL THE COMPANY’S 2017 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. Our current executive officers are employees of affiliates of the Advisor. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is controlled by American Realty Capital VII, LLC (the “Sponsor”), which is wholly owned by AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”). Mr. William M. Kahane, one of our directors and our former executive chairman, has shared control of AR Global.

The Board of Directors held a total of 49 meetings, including actions taken by written consent, during the year ended December 31, 2015. All directors and nominees attended 96% of the total number of meetings while they were a member of the Board of Directors. All of our directors at the time of the 2015 annual stockholders’ meeting attended the 2015 annual stockholders’ meeting. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee. In January 2016, the Board of Directors approved the formation of a nominating and corporate governance committee to replace the conflicts committee (the “former conflicts committee”). The Company does not currently have a compensation committee. The independent directors carry out the responsibilities typically associated with compensation committees.

Leadership Structure of the Board of Directors

Randolph C. Read currently serves as the non-executive chairman of the Board and W. Todd Jensen serves as our interim chief executive officer and president. As interim chief executive officer and president, Mr. Jensen is responsible for the daily operations of the Company and implementing our business strategy. The Board believes that its leadership structure, which separates the non-executive chairman and chief executive officer roles, is appropriate at this time in light of the inherent difference between the two roles. This division of authority and responsibilities also allows our chief executive officer to focus his time on running our daily operations and our chairman to focus his time on organizing the work of the Board and presiding over meetings of the Board. The Board of Directors may modify this structure to best address our circumstances for the benefit of our stockholders when appropriate.

The Company’s management believes that having a majority of independent, experienced directors provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor and managing risks associated with the independence of the members of the Board. The nominating and corporate governance committee reviews and approves all transactions with parties affiliated with our Advisor or Sponsor and resolves other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established an audit committee in January 2013. Our audit committee held 12 meetings, including action by written consent, during the year ended December 31, 2015. The charter of the audit committee is available to any stockholder who requests it c/o Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at www.healthcaretrustinc.com by clicking on “Investor Relations — Audit Committee Charter.” Our audit committee currently consists of Mr. Read, Mr. Michelson and Dr. Froehlich, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. Mr. Michelson is the chair of our audit committee. The Board has determined that each of Mr. Michelson and Mr. Read is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;

•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent registered public accounting firm and internal auditors, as applicable; and
•	the performance of our independent registered public accounting firm and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2015 is discussed below under the heading “Audit Committee Report.”

Oversight of Compensation

The Company does not have any employees and compensation of directors is set by the independent directors. In carrying out these responsibilities, our Board may delegate any or all of its responsibilities to a subcommittee to the extent consistent with the Charter, bylaws and any other applicable laws, rules and regulations. However, the Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate compensation committee at this time.

Oversight of Nominations and Corporate Governance

The Board approved the formation of a nominating and corporate governance committee in January 2016. The members of the nominating and corporate governance committee are Ms. Tuppeny, Mr. Read and Gov. Rendell, each of whom is independent for purposes of the rules and regulations of the SEC and under the Charter. Ms. Tuppeny currently serves as the chair of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board of Directors and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers and annually reviewing such code. In addition, the nominating and corporate governance committee will be responsible for the duties previously handled by the former conflicts committee, including reviewing and approving all material transactions with related parties, including the Sponsor, the Advisor and their subsidiaries, and reviewing and approving all agreements and amendments to agreements between the Company and its affiliates, including the Sponsor or Advisor and their subsidiaries.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the bylaws. See “Stockholder Proposals for the 2017 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Oversight of Conflicts of Interest

The Board of Directors established the former conflicts committee in August 2015. The former conflicts committee did not hold any meetings, including action by written consent, during the year ended December 31, 2015. The members of the former conflicts committee were Mr. Read, Dr. Froehlich and Ms. Tuppeny, each of whom is independent for purposes of the rules and regulations of the SEC and under the Charter. In January 2016, the Board approved the formation of a nominating and corporate governance committee to replace the former conflicts committee. The nominating and corporate governance committee is responsible for, among other things, the duties previously handled by the former conflicts committee, including (a) to review and evaluate the terms and conditions, and to determine the advisability of any transactions (“Related Party Transactions”) and conflict of interest (“Conflict”) situations between us, on the one hand, and any of the Sponsor, the Advisor, a director, an officer or any affiliate thereof, on the other hand; (b) to negotiate the terms and conditions of any Related Party Transaction, and, if the nominating and corporate governance committee deems appropriate, but subject to the limitations of applicable law, to approve the execution and delivery of documents in connection with any Related Party Transaction on our behalf; (c) to determine whether the relevant Related Party Transaction is fair to, and in our best interest and the best interest of our stockholders, and (d) to recommend to the Board of Directors what action, if any should be taken by the Board of Directors with respect to any Related Party Transaction pursuant to the Charter.

Prior to establishing the former conflicts committee, the independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand. Either the independent directors or the former conflicts committee has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the year ended December 31, 2015 were fair and were approved in accordance with the applicable Company policies. In order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions related to transactions with our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders. See “Certain Relationships and Related Transactions.”

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NASDAQ Stock Market (“NASDAQ”) even though our shares are not listed on NASDAQ. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Ms. Tuppeny, Mr. Rendell and Mr. Michelson have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NASDAQ’s director independence standards, audit committee independence standards and compensation committee independence standards, as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the elements of independence set forth above and in listing standards of the NASDAQ. There are no familial relationships between any of our directors and executive officers.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth above and in the listing standards of the NASDAQ Stock Market (“NASDAQ”) even though our shares are not listed on NASDAQ. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Ms. Tuppeny, Mr. Rendell and Mr. Michelson have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the elements of independence set forth above and in listing standards of the NASDAQ. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Katie P. Kurtz, Chief Financial Officer, Secretary and Treasurer. Ms. Kurtz will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our current executive officers, Mr. W. Todd Jensen and Ms. Katie P. Kurtz are both employees of affiliates of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Additionally, our former chief executive officer and chief financial officer were also employees of affiliates of the Advisor and did not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. We neither compensate our executive officers, nor do we reimburse either our Advisor or our property manager, Healthcare Trust Properties, LLC (the “Property Manager”) for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Advisor, our Property Manager or their respective affiliates. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this proxy statement a “Compensation Discussion and Analysis,” a report with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” below for a discussion of fees and expense reimbursements payable to the Advisor and its affiliates.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Position(s)
W. Todd Jensen	50	Interim Chief Executive Officer and President
Katie P. Kurtz	36	Chief Financial Officer, Chief Operating Officer and Treasurer
William M. Kahane	68	Director
Randolph C. Read	63	Non-Executive Chairman
Elizabeth K. Tuppeny	55	Independent Director; Nominating and Corporate Governance Committee Chair
Edward G. Rendell	72	Independent Director
Leslie D. Michelson	65	Independent Director; Audit Committee Chair
Dr. Robert J. Froehlich	63	Independent Director*

*	Dr. Froehlich is not standing for re-election at the Annual Meeting.

W. Todd Jensen

W. Todd Jensen has served as president of the Company, the Advisor and the Property Manager since December 2015 and as interim chief executive officer of the Company, the Advisor and the Property Manager since March 2016.

Mr. Jensen has also served as interim chief executive officer of HT III and HT III’s property manager since March 2016 and as president of HT III since December 2015. Mr. Jensen has also served as the interim chief executive officer of the Company, the Advisor and the Property Manager since March 2016 and as president of the Company, the Advisor and the Property Manager from their formation in October 2012 until December 2015. Mr. Jensen has served as chief investment officer of the HTI advisor since its formation in October 2012. Mr. Jensen also served as the executive vice president of the Company, the Advisor and the Property Manager and as chief investment officer of the Company from their formation in October 2012 until December 2015. Mr. Jensen also served as chief investment officer of HT, the HT advisor and the HT property manager from February 2011 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Jensen has almost 25 years of experience in the financing and development of commercial real estate, with 20 of those years focused exclusively on the development, leasing and capitalization of healthcare-related real estate. Mr. Jensen worked for The DASCO Companies, as a consultant from December 2008 to January 2009 and as senior vice president from January 2009 to February 2011, focusing on helping to grow its healthcare-related real estate development business. The DASCO Companies develop, finance, lease and manage medical office buildings and outpatient facilities. During that time, Mr. Jensen established relationships with hospitals and health systems representing more than $300 million in potential development. From August 2003 to September 2008, Mr. Jensen served as senior vice president for Lauth Property Group and started, grew and managed its Healthcare Group. From 1995 to 2003, Mr. Jensen was a partner and regional vice president of Hammes Company, where he established the Mid-Atlantic and Northeast regional offices and sourced development and project management work for the firm. From 1992 to 1995, Mr. Jensen worked as assistant vice president for Citicorp Securities in its Real Estate Capital Markets group. Mr. Jensen received a B.A. in Economics and Mathematics from Kalamazoo College and an MBA from University of Pennsylvania’s Wharton School.

Katie P. Kurtz

Katie P. Kurtz has served as chief financial officer, treasurer and secretary of the Company, the Advisor and the Property Manager since December 2015.

Ms. Kurtz has served as chief financial officer, treasurer and secretary of the Company, the Advisor and the Property Manager since December 2015. Ms. Kurtz has also served as chief financial officer, treasurer and secretary of HT III, the HT III advisor and the HT III property manager since December 2015. Ms. Kurtz has served as the chief financial officer, treasurer and secretary of RCA and the RCA advisor since November 2015. Ms. Kurtz previously served as chief financial officer, treasurer and secretary of Business Development Corporation of America II from August 2014 until December 2015. Ms. Kurtz previously served as the chief accounting officer of BDCA from December 2013 until December 2015 and as chief financial officer. Prior to joining AR Global in July 2013, Ms. Kurtz was employed as vice president by The Carlyle Group (“Carlyle”), where she served as chief accounting officer for Carlyle GMS Finance, Inc., Carlyle’s business development company. From 2010 to 2012, Ms. Kurtz served as director of finance and controller for New Mountain Finance Corporation (“New Mountain”), an exchange-traded business development company. Prior to New Mountain, Ms. Kurtz served as controller at Solar Capital Ltd, an exchange-traded business development company, and in various accounting and financial reporting roles at GFI Group, Inc. Ms. Kurtz began her career at PricewaterhouseCoopers, LLP. Ms. Kurtz is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University.

William M. Kahane

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Mr. Kahane.

Randolph Read

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Mr. Read.

Elizabeth K. Tuppeny

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Ms. Tuppeny.

Edward G. Rendell

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Mr. Rendell.

Leslie D. Michelson

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Mr. Michelson.

Dr. Robert J. Froehlich

Dr. Robert J. Froehlich was appointed as an independent director of our Company in January 2013 and served as chairman of the Company’s audit committee from December 2014 until April 2016. Dr. Froehlich is not standing for re-election at the Annual Meeting. Dr. Froehlich has also served as an independent director of DNAV since November 2012 as lead independent director and audit committee chair of DNAV, in each case until the liquidation and dissolution of DNAV in April 2016. Dr. Froehlich has also served as an independent director of RFT since January 2013. Dr. Froehlich has also served as an independent director of ARC Acquisition since October 2014. Dr. Froehlich has over 35 years of experience in and around Wall Street. Dr. Froehlich was appointed in July 2009 to serve, and currently serves, as an independent director for a privately held company, Davidson Investment Advisors, Inc. Davidson Investment Advisors, Inc. manages over $1 billion in client assets. He began his career in the public sector from December 1975 to April 1978, as a budget analyst for the City of Dayton, Ohio, with a budget of $100 million. From May 1978 to February 1981, he served as the chief financial officer for Montgomery County, Ohio’s Water & Sewer District with annual operating revenues of $75 million. In March 1981, he was appointed the first city manager for Beavercreek, Ohio, as one of the youngest city managers in Ohio, with an operating budget of $5 million. Dr. Froehlich served there until April 1985, when he transitioned to the private sector as a senior executive with Ernst & Whinney from May 1985 to September 1989, where he was responsible for a national practice that conducted financial feasibility studies and financial consulting to tax exempt entities. From October 1989 to January 1997, he held several senior executive roles at Van Kampen Merritt which, after its merger with American Capital Corporation, became Van Kampen American Capital, with over $50 billion in assets across 75 different mutual funds. Dr. Froehlich began there as the director of Municipal Research and left as the firm’s first chief investment strategist. In February 1997, he then joined Kemper Funds, with $75 billion in assets among 50 different funds, as their vice chairman. In January 2001, he was appointed vice chairman of Scudder Investments, when Scudder Funds merged with Kemper Funds. Combined, they had assets of over $200 billion in 129 funds. In April 2002, when Deutsche Bank acquired Scudder Investments, Dr. Froehlich was named vice chairman of Deutsche Asset Management, a role he held until September 2009. In September 2009, until his retirement in April 2012, Dr. Froehlich was a senior executive with The Hartford Mutual Funds, where he also served as an officer of all 55 funds, with assets totaling $84 billion. Dr. Froehlich also served on the board of trustees of the University of Dayton from January 1998 to October 2008. While on the Board he was on the executive committee and served as chairman of the investment committee, overseeing a $500 million endowment. From October 1989 to February 1997, he served as a director for McCarthy, Crisanti & Maffei, Inc., a privately held economic research firm with revenues of $75 million, and a wholly owned subsidiary of Xerox Financial Corporation. He received his Ph.D. from California Coast University in 1979, M.A. from Central Michigan in 1978, M.P.A. from the University of Dayton in 1976 and a B.A. from the University of Dayton in 1975. In 2008, he was awarded an Honorary Doctorate of Commercial Sciences from the board of trustees of Central Michigan University.

Compensation of Directors

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director also is our employee or an employee of our advisor or any of its affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors	Additional yearly retainer of $55,000 for the lead independent director and $30,000 for each independent director; $2,000 for all meetings personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)(2)

We also pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:

$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or

$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

	In either of the above cases, we reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.	Pursuant to our employee and director incentive restricted share plan adopted in February 2013, each independent director receives an automatic grant of 1,333 restricted shares of Common Stock on the date of each annual stockholder’s meeting. Each independent director is also granted 1,333 restricted shares of Common Stock on the date of initial election to the board of directors. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.

(1)	If there is a Board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).

(2)	An independent director who is also an audit committee chairperson receives an additional $500 for personal attendance of all audit committee meetings.

The following table sets forth information regarding compensation of our independent directors during the year ended December 31, 2015:

Name	Fees Paid in Cash ($)		Stock Awards(1) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total Compensation ($)
David Gong	41,708	(3)	—		—	—	—	—	41,708
Randolph C. Read	79,500		29,993	(4)	—	—	—	1,068	110,567
Elizabeth K. Tuppeny	103,000	(5)	29,993	(6)	—	—	—	1,068	134,061
Robert J. Froehlich	105,000	(7)	29,993	(8)	—	—	—	1,068	136,061
Edward G. Rendell	—		29,993	(9)	—	—	—	192	30,185
Leslie D. Michelson	—		29,993	(10)	—	—	—	192	30,185

(1)	Value of restricted shares granted during the year ended December 31, 2015 calculated based on $22.50 per share which was equal to the proceeds, net of selling commissions and dealer manager fees and before expenses, to us of a share of Common Stock sold in the IPO. Awards vest over a five-year period following the first anniversary of the date of grant.
(2)	The amount reported as “All Other Compensation” represents the value of distributions received on restricted shares granted during the year ended December 31, 2015.
(3)	Mr. Gong, who was formerly an independent director of the Company, earned fees in the amount of $16,625 for services as a director, including fees earned for once being the lead independent director, during the year ended December 31, 2015. The payment of $41,708 includes $16,625 and $25,083 for services rendered during the years ended December 31, 2015 and 2014, respectively.
(4)	Represents 1,333 restricted shares granted on July 13, 2015. As of December 31, 2015, Mr. Read held 2,666 unvested restricted shares.
(5)	Ms. Tuppeny earned fees in the amount of $103,000 for services as a director during the year ended December 31, 2015. The $103,000 payment includes $77,500 and $25,500 for services rendered during the years ended December 31, 2015 and 2014, respectively.
(6)	Represents 1,333 restricted shares granted on July 13, 2015. As of December 31, 2015, Ms. Tuppeny held 3,199 unvested restricted shares.
(7)	Dr. Froehlich earned fees in the amount of $105,000 for services as a director during the year ended December 31, 2015. The $105,000 payment includes $79,500 and $25,500 for services rendered during the years ended December 31, 2015 and 2014, respectively.
(8)	Represents 1,333 restricted shares granted on July 13, 2015. As of December 31, 2015, Mr. Froehlich held 3,199 unvested restricted shares.
(9)	Represents 1,333 restricted shares granted on December 1, 2015. As of December 31, 2015, Mr. Rendell held 1,333 unvested restricted shares.
(10)	Represents 1,333 restricted shares granted on December 1, 2015. As of December 31, 2015, Mr. Michelson held 1,333 unvested restricted shares.

Share-Based Compensation

Restricted Share Plan

We have an employee and director incentive restricted share plan (the “RSP”). The RSP provides for the automatic grant of 1,333 restricted shares of Common Stock to each of the independent directors, without any further action by our Board of Directors or the stockholders, on the date of each annual stockholders meeting. Restricted shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. The total number of shares of Common Stock reserved for issuance under the RSP will not exceed 5.0% of our outstanding shares, and in any event will not exceed 3,400,000 shares (as such number may be adjusted to stock splits, stock dividends, combinations of similar events).

Restricted share awards entitle the recipient to receive shares of our Common Stock under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted share awards are awarded to our directors in private placements, exempt from registration under the Securities Act. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of our Common Stock shall be subject to the same restrictions as the underlying restricted shares. As of December 31, 2015, 3,386,402 shares of Common Stock were available for grant as awards under the RSP. There were 11,731 unvested shares outstanding issued to independent directors under the RSP at December 31, 2015.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 15, 2016, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s named officers and directors; and
•	all of the Company’s executive officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
W. Todd Jensen	—		*
Katie P. Kurtz	—		*
William M. Kahane	8,888	(2)	*
Randolph C. Read	2,666	(3)	*
Elizabeth K. Tuppeny	4,080	(4)	*
Edward G. Rendell	1,333	(5)	*
Leslie D. Michelson	1,333	(6)	*
Dr. Robert J. Froehlich	58,580	(7)	*
All directors and executive officers as a group (eight persons)	76,880		*

*	Less than 1%.
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, 14th Floor, New York, New York 10022.
(2)	The shares beneficially owned by Mr. Kahane represent shares wholly owned and controlled, directly or indirectly, by AR Global, the parent of our Sponsor. Mr. Kahane has shared control of AR Global and thereby has shared voting and investment power over shares wholly owned and controlled by AR Global.
(3)	Includes 2,399 unvested restricted shares held by Mr. Read which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(4)	Includes 2,932 unvested restricted shares held by Ms. Tuppeny which vest annually over a five-year period in equal installments beginning with the date of grant.
(5)	Includes 1,333 unvested restricted shares held by Mr. Rendell which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(6)	Includes 1,333 unvested restricted shares held by Mr. Michelson vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(7)	Includes 2,932 unvested restricted shares held by Mr. Froehlich which vest annually over a five-year period in equal installments beginning with the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

W. Todd Jensen, our interim chief executive officer and president, also is the chief executive officer and president of our Advisor and our Property Manager. Katie P. Kurtz, our chief financial officer, treasurer and secretary, is also the chief financial officer, treasurer and secretary of our Advisor and our Property Manager.

Our Advisor and our Property Manager are owned and controlled directly or indirectly by our Sponsor. Mr. William M. Kahane, one of our directors, has shared control of our Sponsor and AR Global.

Realty Capital Securities, LLC (the “Former Dealer Manager”), RCS Advisory Services, LLC (“RCS Advisory”), American National Stock Transfer, LLC (“ANST”) and SK Research, LLC (“SK Research”) are subsidiaries of RCAP. Until transactions entered into in connection with filing for Chapter 11 bankruptcy in January 2016, Mr. Kahane also had shared control of RCAP. Prior to or in connection with this bankruptcy, all arrangements between either us or AR Global and its affiliates, on the one hand, and subsidiaries of RCAP, on the other hand, were terminated.

Our executive officers are also executive officers of HTI, which is a non-traded REIT sponsored by our Sponsor that has investment objectives similar to ours.

Advisor

We entered into an advisory agreement with the Advisor, whereby the Advisor manages our day to day operations. In connection with the asset management services provided by the Advisor, the Company causes Healthcare Trust Operating Partnership, L.P. (the “OP”) to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP designated as “Class B Units,” which are intended to be profit interests and will vest, and no longer be subject to forfeiture, at such time as: (a) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon (the “economic hurdle”); (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which the Company, or the OP, shall be a party, as a result of which OP Units or the Company’s common stock shall be exchanged for, or converted into, the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the Advisor pursuant to the advisory agreement is providing services to the Company immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors after the economic hurdle has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our Board of Directors before the economic hurdle has been met.

We also agreed to pay to the Advisor an acquisition fee equal to 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment), along with reimbursement of acquisition expenses; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable in respect of a particular investment or any reinvestment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). We reimbursed the Advisor and its affiliates, including subsidiaries of RCAP, up to 2.0% of gross offering proceeds for organization and offering expenses, which may include reimbursements to our Advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices. We also paid to the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under any debt financing or assumed debt that we obtain and use for the acquisition of properties and other investments. We do not reimburse our Advisor for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Advisor or its affiliates.

Total acquisition fees and expense reimbursements incurred for the year ended December 31, 2015 were $10.3 million. Total financing coordination fees incurred during the year ended December 31, 2015 were $3.9 million. For the year ended December 31, 2015, we did not incur any offering costs or reimbursements from our Advisor and Former Dealer Manager.

The Class B Units were issued in an amount equal to the cost of our assets multiplied by 0.1875%, divided by the value of one share of Common Stock as of the last day of such calendar quarter, which was initially equal to $22.50. The Advisor receives distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on our Common Stock.

During the year ended December 31, 2015, our Board of Directors approved the issuance of 251,365 Class B Units to the Advisor, and, as of December 31, 2015, 359,250 Class B Units had been issued.

On May 12, 2015, we amended the Advisory Agreement. Under this amendment, effective April 1, 2015:

•	for any period commencing on or after April 1, 2015, we pay the Advisor or its assignees as compensation for services rendered in connection with the management of our assets an Asset Management Fee (as defined in the Advisory Agreement) equal to 0.0625% per month of the Cost of Assets (as defined in the Advisory Agreement) (or, once we begin disclosing our estimated net asset value per share of Common Stock (“Estimated Per-Share NAV”) in periodic or current reports filed with the SEC, 0.0625% of the lower of the Cost of Assets and the fair market value of our assets as reported in the applicable periodic or current report filed with the SEC disclosing Estimated Per-Share NAV);
•	such Asset Management Fee is payable monthly in arrears in cash, in shares of Common Stock, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor; and
•	we will not cause the OP to issue any Class B Units in respect of periods subsequent to March 31, 2015.

During the year ended December 31, 2015, we incurred $10.9 million in asset management fees paid in cash in connection with the Advisory Agreement.

On April 11, 2016, we announced the establishment of our Estimated Per-Share NAV of $22.27 per share as of December 31, 2015, and we expect to update it periodically, at the discretion of the Board of Directors, provided that such updated estimates will be made at least once annually.

On June 26, 2015, we entered into the Amended and Restated Advisory Agreement with our Advisor which renewed the advisory relationship for an additional one-year term terminable at the end of the renewal term, upon 60 days’ prior notice. The amendment also revised and clarified certain provisions regarding an internalization which the Company may complete without paying a termination fee to the advisor and removed the 2%/25% limitation on expense reimbursement.

Former Arrangements

The predecessor to AR Global was a party to a services agreement with RCS Advisory pursuant to which RCS Advisory and its affiliates provided us and certain other companies currently sponsored by AR Global with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services, among others) on a time and expenses incurred basis or at a flat rate based on services performed. The predecessor to AR Global instructed RCS Advisory to stop providing such services in November 2015 and no services have since been provided by RCS Advisory.

In March and May 2015, we formally engaged RCS Capital, the investment banking and capital markets division of the Former Dealer Manager, as well as two other investment banking firms, as financial advisors. The Board, in consultation with its financial advisors, then determined that it was in the Company’s best interests to proceed with a public listing application on a national securities exchange. In September 2015, we announced that our Board had determined that it was in the best interest of the Company to not pursue a listing during the third quarter of 2015 and that the Board would continue to monitor market conditions and other factors with a view toward reevaluating its listing decision when market conditions are more favorable. Pursuant to the agreements with the financial advisors, each would have received a listing advisory fee equal to $1.5 million if the Company’s shares were listed on a national securities exchange. In the event of a sale or acquisition transaction, each financial advisor would have received a proposed transaction fee equal to 0.25% of the value of the transaction. While our Board of directors continues to monitor market conditions and other factors with respect to the listing, the agreements with the financial advisors were terminated in January 2016. No fees were incurred in connection with these agreements.

We were party to a transfer agency agreement with ANST, pursuant to which ANST provided us with transfer agency services (including broker and stockholder servicing, transaction processing, year-end Internal Revenue Service (“IRS”) reporting and other services), and supervisory services overseeing the transfer agency services performed by a third-party transfer agent. AR Global received written notice from ANST on February 10, 2016 that it would wind down operations by the end of the month and would withdraw as the transfer agent effective February 29, 2016. On February 26, 2016, the Company entered into a definitive agreement with DST Systems, Inc., its previous provider of sub-transfer agency services, to provide the Company directly with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services).

Property Manager

Pursuant to a property management agreement, we pay our Property Manager fees equal to (a) with respect to stand-alone, single-tenant net leased properties, 1.5% of gross revenues from the properties managed, and (b) with respect to all other types of properties, 2.5% of gross revenues from the properties managed, plus market-based leasing commissions applicable to the geographic location of the properties managed. We also will reimburse the Property Manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the Property Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the Property Manager or its affiliates. Our Property Manager or an affiliate may subcontract the performance of its property management and leasing services duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay our Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed. As described above, such oversight fee will reduce the asset management fee payable to our Advisor by the amount of the oversight fee. In no event will we pay our Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Property management and oversight fees of $1.3 million were incurred for the year ended December 31, 2015.

Investment Allocation Agreement

We entered into an investment opportunity allocation agreement, or the healthcare allocation agreement, with ARC HT III and us, or the ARC Funds, which impacts our ability to make investments in our target assets. Pursuant to the healthcare allocation agreement, until such time as ARC HT III has completed its property acquisitions, ARC HT III is granted priority over us as to any potential healthcare related real estate acquisition, or a proposed healthcare property acquisition, except as may otherwise be agreed upon between the boards of directors of the ARC Funds. After such time as ARC HT III has substantially completed its property acquisitions, if any ARC Fund advisor determines that one or more proposed healthcare property acquisitions is appropriate for its ARC Fund, and assuming each ARC Fund has sufficient capital to support such proposed healthcare property acquisition, such proposed healthcare property acquisition will be presented to our Board of Directors and the board of directors of ARC HT III for a vote on whether to pursue such proposed healthcare property acquisition. If the board of directors of more than one ARC Fund approves to pursue such proposed healthcare property acquisition, then the acquisitions of such properties will be subject to rotation among the ARC Funds, depending on whether the ARC Funds have sufficient capital to acquire all or some of the proposed healthcare property acquisitions and which ARC Fund most recently made a property acquisition. Notwithstanding the foregoing, any priority to proposed healthcare property acquisitions will be lifted in cases in which a proposed healthcare property acquisition would overly concentrate us or ARC HT III in a particular industry, geographical region or tenant.

Indemnification Agreements

We have entered into indemnifications agreements with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. No amounts have been paid by us to these individuals pursuant to our indemnification agreements through April 30, 2016.

Affiliated Transaction Best Practices Policy

All of the members of the Board voted to approve our affiliated transaction best practices policy, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the AR Global group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by any of the individuals who share control of the AR Global group of companies, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that we retain a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates is subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

In August 2015, we established a nominating and corporate governance committee. Prior to establishing the nominating and corporate governance committee, the independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand. Either the independent directors or the nominating and corporate governance committee has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the year ended December 31, 2015 were fair and were approved in accordance with the applicable Company policies. See “Proposal No. 1 — Election Of Directors — Oversight of Conflicts of Interest.”

In addition to the foregoing, we entered into the Allocation Agreement with ARC HT III. See “— Investment Allocation Agreement.”

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2015. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of Healthcare Trust, Inc.:

We have reviewed and discussed with management Healthcare Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2015.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Healthcare Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee
Leslie D. Michelson (chair)
Randolph C. Read
Dr. Robert J. Froehlich (former chair)

PROPOSAL NO. 2 —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The audit committee of the Board of Directors has selected and appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements for 2016. Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, had audited our consolidated financial statements for the period from October 15, 2012 (date of inception) to December 31, 2012 and the year ended December 31, 2013. On January 22, 2015, Grant Thornton resigned, and on February 2, 2015, we engaged KPMG as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2014. KPMG also re-audited our consolidated financial statements for the period from October 15, 2012 (date of inception) to December 31, 2012 and for the year ended December 31, 2013. The resignation of Grant Thornton was not the result of any disagreements with Grant Thornton and there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. KPMG reports directly to our audit committee.

Although ratification by stockholders is not required by law or by our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by KPMG incurred during the year ended December 31, 2015 and collectively for the period from October 15, 2012 (date of inception) to December 31, 2012 and the two years ended December 31, 2014 and 2013 were as follows:

Audit Fees

Audit fees incurred from KPMG for the year ended December 31, 2015 and collectively for the period from October 15, 2012 (date of inception) to December 31, 2012 and the two years ended December 31, 2014 and 2013 were $953,606 and $1,035,000, respectively.

The fees were for professional services rendered for the audits of the Company’s annual consolidated financial statements on Form 10-K and reviews of the Company’s quarterly consolidated financial statements on Form 10-Q.

Audit Related Fees

There were no audit related fees incurred from KPMG for the year ended December 31, 2015 and collectively for the period from October 15, 2012 (date of inception) to December 31, 2012 and the two years ended December 31, 2014 and 2013.

Tax Fees

There were no tax fees billed by KPMG for the year ended December 31, 2015 and collectively for the period from October 15, 2012 (date of inception) to December 31, 2012 and the two years ended December 31, 2014 and 2013.

All Other Fees

There were no other fees billed by KPMG for the year ended December 31, 2015 and collectively for the period from October 15, 2012 (date of inception) to December 31, 2012 and the two years ended December 31, 2014 and 2013.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton and KPMG were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the year ended December 31, 2015, all reports were filed on a timely basis, except for the following: the Form 3 filed for Mr. Read on February 20, 2015, in connection with his appointment as non-executive chair on February 11, 2015, the Form 3 filed for Mr. Michelson on December 8, 2015 in connection with his appointment as an independent director on December 1, 2015, the Form 3 filed for Gov. Rendell on December 8, 2015 in connection with his appointment as an independent director on December 1, 2015, and the Form 3 for Ms. Kurtz filed on December 30, 2015 in connection with her appointment as an executive officer on December 18, 2015, which were inadvertently filed late.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of March 7, 2013 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at www.healthcaretrustinc.com by clicking on “Investor Relations — Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Katie P. Kurtz. A waiver of the Code of Ethics for our interim chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our interim chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2016 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2017 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than December 30, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 30, 2016 and ending at 5:00 p.m., Eastern Time, on December 30, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Katie P. Kurtz (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Katie P. Kurtz

Katie P. Kurtz
Chief Financial Officer, Treasurer and Secretary

HEALTHCARE TRUST, INC.
405 PARK AVE., 14TH FLOOR
NEW YORK, NY 10022

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HEALTHCARE TRUST, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	William M. Kahane	☐	☐	☐
1b.	Randolph C. Read	☐	☐	☐
1c.	Elizabeth K. Tuppeny	☐	☐	☐
1d.	Edward G. Rendell	☐	☐	☐
1e.	Leslie D. Michelson	☐	☐	☐
2.	Ratification of the appointment of KPMG LLP as the Company's independent registered accounting firm for 2016.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/HTI.

E11048-Z67984

HEALTHCARE TRUST, INC.
Annual Meeting of Stockholders
June 9, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Healthcare Trust, Inc. (the "Company"), hereby appoints Katie P. Kurtz and James A. Tanaka, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at The Core Club, located at 66 E. 55th Street, New York, New York on June 9, 2016, commencing at 9:00 a.m., local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side